Pacific Capital Bancorp Completes Acquisition of Pacific Crest
                            Capital, Inc.

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--March 5, 2004--Pacific Capital Bancorp (Nasdaq:PCBC) announced today that it has completed its acquisition of Pacific Crest Capital, Inc. Pacific Crest Capital stockholders will receive an aggregate of $136.1 million in cash, or $26.00 for each diluted share of Pacific Crest Capital common stock.
    Shortly after its acquisition, Pacific Crest Capital was merged into Pacific Capital Bancorp, and Pacific Crest Capital's wholly-owned subsidiary, Pacific Crest Bank, was merged into Pacific Capital Bancorp's subsidiary, Pacific Capital Bank, N.A.
    Pacific Crest Bank's three branches, located in Encino, Beverly Hills and San Diego, will be open for business as usual on Monday, March 8, 2004, under the name of Pacific Capital Bank.
    Pacific Capital Bancorp, with $5.5 billion in assets, is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank with 44 branches that operate under the brand names of Pacific Capital Bank, Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank and San Benito Bank.

    CONTACT: Pacific Capital Bancorp
             Gary Wehrle, 818-865-3300
               or
             Deborah Whiteley, 805-884-6680
             whiteley@pcbancorp.com